Exhibit 99.1

RESTRICTED STOCK UNIT AGREEMENT

(Time Based Award)

Granted by

Zosano Pharma Corporation

Under the 2014 Equity and Incentive Plan

Zosano Pharma Corporation (the “Corporation”) hereby grants to the person named below (the “Recipient”) restricted stock units (“Restricted Stock Units”), with each such unit representing the right to receive one share of common stock of the Corporation (“Stock”), pursuant to the terms set forth below (the “Award”). The Award is and shall be subject in every respect to the provisions of the Corporation’s 2014 Equity and Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The Recipient hereby accepts this Award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors shall be final, binding and conclusive upon the Recipient and his or her heirs and legal representatives. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.

1.	Name of Recipient:

2.	Date of Grant:

3.	Maximum Number of Restricted Stock Units:

4.	Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the schedule set forth in Appendix A, conditioned upon the Recipient’s continued employment with or performance of services for the Corporation as of each Vesting Date. Notwithstanding the foregoing, the interest of the Recipient in the Award shall vest as to 100% of the then unvested Restricted Stock Units upon the Recipient’s termination of employment with or provision of services to the Corporation due to death or Disability (as defined in the Plan).

5.	Payment. Upon each Vesting Date, the Recipient shall receive one share of Stock for each vested Restricted Stock Unit; provided, however, that the number of shares issued may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 6 below.

Notwithstanding the foregoing, the Corporation, in its sole discretion, may elect to pay vested Restricted Stock Units in cash, Stock, or any combination thereof, equal in value as of the Vesting Date to the shares of Stock otherwise issuable.

6.	Withholding. Upon the settlement of Restricted Stock Units pursuant to Section 5 above, the Corporation, shall withhold from issuance a number of shares (or cash, to the extent that the Corporation has elected to pay cash pursuant to its discretion as set forth above) sufficient to satisfy the minimum tax Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement.

7.	No Rights to Shares or as a Stockholder. The Recipient shall not have any right in, or with respect to, any of the shares of Stock issuable under the Award (including voting rights) unless and until the Award vests and is settled by issuance of the shares to the Recipient.

8.	Nontransferability. The Restricted Stock Units are personal to the Recipient and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.

9.	Termination of Employment. If the Recipient’s employment or service to the Corporation is terminated, for any reason or no reason, with or without Cause, all unvested Restricted Stock Units shall immediately terminate and be of no further force or effect.

10.	Notice. Any notice to be given to the Corporation hereunder shall be deemed sufficient if addressed to the Corporation and delivered to the office of the Corporation, Zosano Pharma Corporation, 34790 Ardentech Court, attention of the chief financial officer, or such other address as the Corporation may hereafter designate.

Any notice to be given to the Recipient hereunder shall be deemed sufficient if addressed to and delivered in person to the Recipient at his or her address furnished to the Corporation or when deposited in the mail, postage prepaid, addressed to the Recipient at such address.

IN WITNESS WHEREOF, the parties have executed this Award, or caused this Award to be executed, as of the Date of Grant.

Zosano Pharma Corporation

By:

The undersigned Recipient hereby acknowledges receipt of a copy of the Plan and this Award, and agrees to the terms of this Award and the Plan.

[Name of Recipient]

APPENDIX A

Vesting Schedule

Percentage of Units Vested	Number of Units Vesting	Vesting Date
[ ]%